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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    Form 8-K


                Current Report Pursuant to Section 13 or 15(d) of
                           The Securities Act of 1934



        Date of Report (Date of earliest event reported): March 26, 1999


                           NEUROMEDICAL SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)


              Delaware               0-26984                   13-3526980
          (State or other      (Commission File No.)        (I.R.S. Employer
            jurisdiction                                  Identification No.)
          of incorporation


                         10 Mountain View Road
                              Suite C-100
                         Upper Saddle River, NJ                  07458-1933
                (Address of principal executive offices)         (Zip Code)


       Registrant's telephone number, including area code: (201) 934-0660
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ITEM 3.

         On March 26, 1999, Neuromedical Systems, Inc. (the "Company"), voluntarily filed for protection under Chapter 11 of the Federal Bankruptcy Code as promulgated under the Bankruptcy Reform Act of 1978, as amended. The filing was made in the U.S. Bankruptcy Court for the District of Delaware. The Company is now operating as debtor in possession subject to the supervision of the orders of the Bankruptcy Court.

         In connection with its Chapter 11 filing, the Company let go the majority of its U.S. workforce and the Company has agreed to sell its intellectual property and related assets to AutoCyte, Inc., for $4,000,000 in cash and 1.4 million shares of AutoCyte common stock. The Company's sale of assets is subject to certain conditions, including the approval of the Bankruptcy Court where competing bids will be considered.

         The Company also announced the filing of an application for winding-up in the District Court of Tel Aviv for its Israeli subsidiary. The Company also intends to file for administration for winding-up for its Australian subsidiary.

                             ###
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Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized in Upper Saddle River, New Jersey on this 29th day of March, 1999.

                                    NEUROMEDICAL SYSTEMS, INC.


                                    By: /s/ Mark L. Smith
                                            Mark L. Smith
                                     Vice President, Finance and Administration
                                     and Chief Financial Officer